GMA
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                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Experts"  and to the use of our report dated  February
2, 2002, relating to American Skandia Life Assurance  Corporation included in the Registration  Statement (Form S-2
No. 33-89676) and related Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference therein of our report dated February 2, 2002 with respect to the consolidated financial statements of American Skandia Life Assurance Corporation included in the Annual
Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                                       /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2002